Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the accompanying Quarterly Report on Form 10-Q of Transgenomic, Inc. for the period ended June 30, 2012, I, Craig J. Tuttle, President, Chief Executive Officer and Interim Chief Financial Officer of Transgenomic, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
Such Quarterly Report on Form 10-Q of Transgenomic, Inc. for the period ended June 30, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)
The information contained in such Quarterly Report on Form 10-Q of Transgenomic, Inc. for the period ended June 30, 2012, fairly presents, in all material respects, the financial condition and results of operations of Transgenomic, Inc.

/s/ CRAIG J. TUTTLE
Craig J. Tuttle
President, Chief Executive Officer
Interim Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)

Date: August 2, 2012
A signed original of the certification required by Section 906 has been provided to Transgenomic, Inc. and will be retained by Transgenomic, Inc and furnished to the Securities and Exchange Commission or its staff upon request.
The certification is being furnished solely to accompany this quarterly report pursuant to 18 U.S.C. Section 1350, and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of Transgenomic, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.